Exhibit 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 5, 2014, is entered into by and among BOOT BARN, INC., a Delaware corporation (“Borrower”), BOOT BARN HOLDINGS, INC., a Delaware corporation (“Parent Holdco”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the sole Lender on the date hereof, and PNC in its capacity as agent for the Lenders (in such capacity, “Agent”), with reference to the following facts (terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below):

RECITALS

A.                                    The parties to this Amendment have previously entered into that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of May 31, 2013, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated September 23, 2013 and that certain Second Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated April 15, 2014 (as so amended, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.

B.                                    The parties to this Amendment now wish to further amend the Credit Agreement on the terms and conditions set forth herein.

C.                                    Borrower and Parent Holdco are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Amendments to Credit Agreement.

(a)                                 The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Boot Barn IPO” shall mean the initial public offering of common stock of Parent Holdco, par value of $0.0001 per share underwritten on a firm commitment basis by a group of underwriters pursuant to a registration statement on Form S-1, registration statement number 333-199008, together with (a) any amendments thereto, (b) the prospectuses included therein and (c) the underwriting agreement relating thereto entered into by Parent Holdco together with the Underwriters and the selling stockholders identified therein, each in substantially the form filed with the SEC.

“Continuing Directors” means the directors of Parent Holdco on the Closing Date and each other director of Parent Holdco if such director’s appointment or nomination for election to the board of directors of Parent Holdco is recommended or approved by a majority of the then Continuing Directors.

“Third Amendment” shall mean the Third Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of the Third Amendment Effective Date among Borrower, the other Loan Parties party thereto, Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall mean November 5, 2014.

(b)                                 The defined terms “Equity Cure” and “Permitted Freeman Spogli Investment” set forth in Section 1.2 of the Credit Agreement, along with all references thereto in the Credit Agreement and the Other Documents are hereby deleted from the Credit Agreement and the Other Documents.

(c)                                  The defined term “Change of Control” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not Parent Holdco or a Person, directly or indirectly, controlled by Freeman Spogli, (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower or sale or transfer of all of the Equity Interests of Borrower to a Person who is not Parent Holdco or a Person, directly or indirectly, controlled by Freeman Spogli, (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Freeman Spogli, is or becomes the beneficial or record owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of issued and outstanding voting Equity Interests having ordinary voting power for the election of the board of directors of Parent Holdco (measured by voting power rather than number of shares) representing more than the greater of (i) thirty-five percent (35%) of such Equity Interests of Parent Holdco or (ii) the percentage of such Equity Interests of Parent Holdco then issued and outstanding that is beneficially and of record owned (as such defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by Freeman Spogli, (d) during any period of 12 consecutive months, in one or more transactions, Continuing Directors shall cease to constitute a majority of the members of the Board of Directors of Parent Holdco, or (e) except in connection with a merger or consolidation permitted under Section 7.1, Borrower fails to own at any time one hundred percent (100%) of the Equity Interests of any of its Subsidiaries.  For purposes of this definition, “control of Borrower” shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.”

(d)                                 Clause (b) of the defined term “EBITDA” set forth in Section 1.2 of the Credit Agreement is hereby amended by:

(i)                                     amending clause (xvi) thereof to read “ [reserved]”; and

(ii)                                  adding the following at the end of subclause (xviii):

“plus (xix) non-recurring transaction costs, fees and expenses incurred in connection with the negotiation, execution and delivery of the Third Amendment and the corresponding amendment under the Term Loan Agreement, in each case incurred prior to the Third Amendment Effective Date or within 90 days after the Third Amendment Effective Date, plus (xx) nonrecurring transaction costs, fees and expenses incurred in connection with the Boot Barn IPO,”

(e)                                  The defined term “Permitted Equity Issuances” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Equity Issuances” means any sale or issuance of any Equity Interests that does not result in a Change of Control.”

(f)                                   Each reference in the Credit Agreement to “Topco” shall instead mean and be a reference to “Parent Holdco.”

(g)                                  Section 5.28 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.28                  Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 5.28, no Loan Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  Other than with respect to the issued and outstanding Equity Interests of Parent Holdco, all of the issued and outstanding Equity Interests of each Loan Party and each of its Subsidiaries is owned by each of the stockholders, partners or members, as applicable and in the amounts set forth on Schedule 5.28.  Other than with respect to the issued and outstanding Equity Interests of Parent Holdco, except as set forth on Schedule 5.28, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Loan Party (other than Parent Holdco) or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Equity Interests or other equity securities or any Equity Interests or other equity securities of such Person’s Subsidiaries.”

(h)                                 Sections 7.10(e) and 7.10(f) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“(e)                            [reserved];

(f)                                   [reserved]; and”

(i)                                     Section 7.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“7.11                  [Reserved].”

(j)                                    Clause (a) of Section 7.17 of the Credit Agreement is hereby amended to read as follows:

“(a) voluntarily prepay, repurchase, redeem, retire or otherwise acquire any Indebtedness under the Term Loan Documents except to the extent that (i) (A) immediately prior and after giving effect to such payment, no Event of Default shall exist or would arise under this Agreement or the Term Loan Agreement and (B) average Undrawn Availability for the period of thirty (30) consecutive days prior to the date such payment is made has been, and immediately after giving effect to such payment Undrawn Availability will be, equal to or greater than the greater of (1) $7,500,000 or (2) 12.5% of the then applicable Maximum Revolving Advance Amount or (ii) (A) immediately prior and after giving effect to such payment, no Event of Default shall exist or would arise under this Agreement or the Term Loan Agreement, (B) such payment does not exceed (in principal amount plus any prepayment premium related thereto) $82,460,000 and (C) such payment is made solely with the proceeds of the Boot Barn IPO and is made on or within thirty (30) days after the Third Amendment Effective Date; or”

(k)                                 Section 7.21(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)                           [reserved];”

(l)                                     Section 7.24 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“7.24                  Capital Structure and Business.  Except as permitted in Section 7.1 and except with respect to Parent Holdco, make any change in its capital structure as described on Schedule 5.28, including the issuance of any shares of Equity Interests, warrants or other securities convertible into Equity Interests or any revision of the terms of its outstanding Equity Interests to the extent any such change could be adverse to the interests of Lenders in any material respect; provided, in no event shall any Loan Party, nor shall any Loan Party permit any of its Subsidiaries to, become, create, form or acquire a Domestic Holding Company of the type described in clause (ii) of the definition of “Domestic Holding Company” set forth in this Agreement.  Parent Holdco shall not engage in any business activities other than (i) ownership of the Equity Interests of Borrower, (ii) activities incidental to the maintenance of its corporate existence and (iii) performance of its obligations under the Related Transaction Documents to which it is a party.”

(m)                             Section 9.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.7                         Annual Financial Statements.  Furnish Agent and Lenders, as soon as available after the end of each fiscal year of Parent Holdco, but not later than the date (such date, the “Annual Reporting Deadline”) that is the earlier of (a) two Business Days after the filing by Parent Holdco with the SEC of an annual report on Form 10-K for such fiscal year, and (b) the deadline for Parent Holdco’s filing with the SEC of such annual report on Form 10-K for such fiscal year (without giving effect to any extensions that may be permitted pursuant to Rule 12b-25 under the Exchange Act, financial statements of Parent Holdco and its Subsidiaries on a consolidated basis including, but not limited to, a balance sheet and statement of income and retained earnings and cash flows, setting forth in comparative form in each case to the figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP consistently applied, certified without qualification (except for a qualification that results solely from the Obligations being classified as short term Indebtedness during the one year period prior to the maturity date of such indebtedness) by Deloitte & Touche or another independent certified public accounting firm of recognized national standing selected by Parent Holdco (the “Accountants”).  Such financial statements shall be accompanied by (i) a report from the Accountants to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default (the “Accountants’ Opinion”), (ii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters and (iii) the certification of the President, Chief Financial Officer, Controller or equivalent officer of Borrower that (A) except as described in such certificate, the results reported in such financial statements do not include any income of Parent Holdco or Subsidiaries of Parent Holdco that are not Subsidiaries of Borrower and, if any such income is included, providing a calculation of EBITDA for Borrower and its Subsidiaries on a consolidated basis and (B) all such financial statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Parent Holdco and its Subsidiaries on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to remedy such Default or Event of Default; provided, it is expressly acknowledged and agreed, that, for any fiscal year of Parent Holdco, the proper filing with the SEC by the Annual Reporting Deadline of an annual report on Form 10-K of Parent Holdco for such fiscal year, containing the required financial statements and an Accountants’ Opinion thereon and all of the other financial and other information required to be included therein, and otherwise in compliance with applicable rules of the SEC, shall be deemed to constitute the Loan Parties’ compliance with the foregoing requirements of this Section 9.7.  The report of the Accountants shall be accompanied by a copy of any management letter of the Accountants issued in connection with such financial statements addressed to Parent Holdco.  In addition, the reports shall be accompanied by a Compliance Certificate.”

(n)                                 Section 9.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.8                         Quarterly Financial Statements.  Furnish Agent and Lenders, as soon as available after the end of each fiscal quarter of Parent Holdco other than the last fiscal quarter of any fiscal year, but not later than the date (such date, the “Quarterly Reporting Deadline) that is the earlier of (a) two Business Days after the filing by the Company with the SEC of a quarterly report on Form 10-Q for such fiscal quarter, and (b) the deadline for the Company’s filing with the SEC of such quarterly report on Form 10-Q for such fiscal quarter (without giving effect to any extensions that may be permitted pursuant to Rule 12b-25 under the Exchange Act), an unaudited consolidated balance sheet of Parent Holdco and its Subsidiaries and unaudited statements of income and stockholders’ equity and cash flow of Parent Holdco and its Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, complete and correct in all material respects, subject to normal year-end adjustments that individually and in the aggregate are not material to Borrower’s and/or its Subsidiaries’ business; provided, it is expressly acknowledged and agreed, that, for any fiscal quarter of Parent Holdco, the proper filing with the SEC by the Quarterly Reporting Deadline of a quarterly report on Form 10-Q of Parent Holdco, containing the required financial statements reviewed by the Accountants in accordance with SAS 100 and all of the other financial and other information required to be included therein, and otherwise in compliance with applicable rules of the SEC, shall be deemed to constitute the Loan Parties’ compliance with the foregoing requirements of this Section 9.8. The reports shall be accompanied by a Compliance Certificate.”

(o)                                 Section 9.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.9                         [Reserved].”

(p)                                 Section 9.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.11                  Projected Operating Budget.  Furnish Agent, no later than thirty (30) days after the beginning of each of Parent Holdco’s fiscal years commencing with the fiscal year beginning on April 1, 2014, a quarter-by-quarter projected operating budget and cash flow of Parent Holdco on a consolidated basis for such fiscal year (including an income statement and balance sheet for each fiscal quarter), prepared based on reasonable assumptions as of the date thereof, which will include a statement of all of the material assumptions on which such plan is based, with a quarterly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and liquidity projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for Capital Expenditures and facilities.”

(q)                                 Section 9.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.12                  Variances from Operating Budget and Prior Financial Statement Comparisons.  Furnish Agent, concurrently with the delivery of the annual and quarterly financial statements referred to in Sections 9.7 and 9.8, respectively, an analysis of all material variances from budgets submitted by the Loan Parties pursuant to Section 9.11 and from Parent Holdco’s consolidated financial statements for the prior fiscal year (or for the corresponding quarterly period of such prior fiscal year).”

(r)                                    Section 10.5(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)                            failure of any Loan Party to perform, keep or observe any term, provision, condition or covenant contained in Section 6.5;”

(s)                                   Schedule 5.28 to the Credit Agreement is hereby replaced with Schedule 5.28 attached hereto.

2.                                      Effectiveness of this Amendment.  Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.

(a)                                 Amendment.  This Amendment duly executed by each party hereto.

(b)                                 Term Loan Documents.  Agent shall have received a copy of a fully executed and effective amendment to the Term Loan Agreement which provides for the same amendments thereto as are made to the definition of “Change of Control” in this Amendment and is otherwise in form and substance reasonably satisfactory to Agent.

(c)                                  Representations and Warranties.  The representations and warranties set forth in Section 3 must be true and correct.

(d)                                 Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

3.                                      Representations and Warranties.  Each Loan Party signatory hereto represents and warrants as follows:

(a)                                 Authority.  Such Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective obligations hereunder and under the Credit Agreement as modified by this Amendment.  This Amendment has been duly executed and delivered by such Loan Party, and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Amendment (a) are within such Loan Party’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, do not violate the terms of such Loan Party’s by-laws, operating agreement, articles or certificate of incorporation or formation or other documents relating to such Loan Party’s formation, (b) will not violate any material law or regulation, or any judgment, order or decree of any Governmental Body in any material respect, (c) will not require any Consent of any Governmental Body or any other Person the lack of which would have a Material Adverse Effect, all of which will have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect and (d) will not result in any breach of, or constitute a default under, which breach or default could reasonably be expected to have a Material Adverse Effect, or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Loan Party pursuant to, the provisions of any agreement or instrument to which such Loan Party is a party or by which it or its property is bound.

(b)                                 Representations and Warranties.  Each of the representations and warranties made by each Loan Party in or pursuant to the Credit Agreement, the Other Documents, any related agreements to which it is a party, in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement, are true and correct in all material respects (or in all respects as to any such representations and warranties which, by their terms, are qualified as to materiality) on and as of the date hereof as if made on and as of such date (except for any such representations and warranties which are specifically made as of a prior date, in which case such representations and warranties shall be true and correct as of such prior date).

(c)                                  No Default.  No Event of Default or Default has occurred and is continuing on the date hereof, or would exist after giving effect to the Advances requested to be made on the date hereof.

(d)                                 Material Adverse Effect.  Since the delivery of the latest financial statements of Borrower, there shall not have occurred any event, condition or event, condition or state of facts which would have or could reasonably be expected to have a Material Adverse Effect.

4.                                      Choice of Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

5.                                      Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

6.                                      Reference to and Effect on the Other Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)                                 To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7.                                      Estoppel.  To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, each Loan Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or any Lender with respect to the Obligations.

8.                                      Integration.  This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.                                      Severability.  If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

10.                               Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify the provisions of the Credit Agreement, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

11.                               Guarantors’ Acknowledgment.  With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment.  Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Rest of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:

BOOT BARN, INC.,
a Delaware corporation

By:	/s/ Paul Iacono
	Name:	Paul Iacono
	Title:	CFO

Signature Page to Third Amendment to
Second Amended and Restated Revolving Credit and Security Agreement

GUARANTORS:

BOOT BARN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Paul Iacono
	Name:	Paul Iacono
	Title:	CFO

ACKNOWLEDGED AND AGREED:

RCC WESTERN STORES, INC.,
a South Dakota corporation

By:	/s/ Paul Iacono
	Name:	Paul Iacono
	Title:	CFO

BASKINS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company

By:	BOOT BARN, INC.,
a Delaware corporation
Its:	Sole Member

By:	/s/ Paul Iacono
	Name:	Paul Iacono
	Title:	CFO

Signature Page to Third Amendment to
Second Amended and Restated Revolving Credit and Security Agreement

AGENT AND SOLE LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Frederick P. Kiehne
Name: Frederick P. Kiehne
Title: Senior Vice President

Signature Page to Third Amendment to
Second Amended and Restated Revolving Credit and Security Agreement

Schedule 5.28

Ventures, Subsidiaries and Affiliates; Outstanding Stock

Boot Barn, Inc.

Common Stock

Name of Stockholder	Shares Outstanding	Shares Authorized
Boot Barn Holdings, Inc.	1,000	1,000

RCC Western Stores, Inc.

Common Stock

Name of Stockholder	Shares Outstanding	Shares Authorized
Boot Barn, Inc.	2,000 Voting	5,000 Voting 5,000 Non-Voting

Baskins Acquisition Holdings, LLC: Boot Barn, Inc. is the sole member

Joint Ventures

None.

Partnerships

None.

Purchase rights, options, warrants.

None.